Exhibit 10.24

FOURTH LEASE AMENDMENT

THIS FOURTH LEASE AMENDMENT is made as of October 1, 2003, by and between Riverside Commerce Center, L.C., a Virginia limited liability company (“Lessor”) and Portfolio Recovery Associates, Inc., a Delaware corporation (“Lessee”).

RECITALS

A.	By One-Story Office Lease dated February 12, 1999 (the “Lease”), Riverside Investors, L.C. leased to Portfolio Recovery Associates, LLC Suite 100 consisting of 35,179 rentable square feet (the “Premises”) in a building commonly known as Riverside Commerce Center, 120 Corporate Boulevard, Norfolk, VA 23502 (the “Building”), as more particularly described in said Lease.

B.	By First Lease Amendment dated April 27, 1999, Riverside Investors, L.C. and Portfolio Recovery Associates, LLC modified the Building address and Lessor’s Services.

C.	Riverside Commerce Center, L.C., a Virginia limited liability company became successor in interest to Riverside Investors, L.C., a Virginia limited liability company.

D.	By Second Lease Amendment dated September 29, 2000, Portfolio Recovery Associates, LLC leased from Lessor an additional 4,503 rentable square feet (the “Expansion Premises”) for a total of 39,682 rentable square feet (the “Total Promises”).

E.	Portfolio Recovery Associates, Inc., a Delaware corporation became successor in interest to Portfolio Recovery Associates, LLC, a Delaware limited liability company as Lessee under the Lease.

F.	By Third Lease Amendment dated June 27, 2003, Lessor and Portfolio Recovery Associates, LLC extended the term of the Lease for ninety (90) months to expire December 31, 2013 (the “Renewal Term”).

G.	The Lessee’s name was inadvertently misstated in the Third Lease Amendment; the correct name is Portfolio Recovery Associates, Inc., a Delaware corporation.

H.	Lessor and Lessee desire to modify the terms and conditions of the Lease to correct the misstatement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as Follows:

1.	Lessor and Lessee hereby amend the Lease to correctly identify the Lessee. All references in the Lease to Portfolio Recovery Associates, LLC, a Delaware limited liability company shall be to Portfolio Recovery Associates, Inc., a Delaware corporation.

2.	Portfolio Recovery Associates, LLC executes this Fourth Lease Amendment to acknowledge its consent to the terms hereof and to waive any and all rights it may have under the Lease.

3.	All other terms and conditions of the Lease are hereby ratified and shall remain in full force and effect. In the event of a conflict between this Fourth Lease Amendment, the Lease and any prior amendments, this Fourth Lease Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date first written above.

LESSOR:	RIVERSIDE COMMERCE CENTER, L.C., a Virginia limited liability company

By: Robinson Development Group, Inc. Its: Manager

By: /s/ ANTHONY W. SMITH Anthony W. Smith Its: Senior Vice President

LESSEE:	PORTFOLIO RECOVERY ASSOCIATES, INC., a Delaware corporation

By: /s/ STEVEN D. FREDRICKSON Name: Steven D. Fredrickson Its: President

PORTFOLIO RECOVERY ASSOCIATES, LLC, a Delaware limited liability company

By: /s/ STEVEN D. FREDRICKSON Name: Steven D. Fredrickson Its: President

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